Exhibit 99.4
Office of the United States Trustee

In re:	DEBTOR IN POSSESSION OPERATING REPORT
The Kushner-Locke Company			Page 1 of 2
	Report Number:	81

Chapter 11	For the Period FROM:	7/1/2008

Case No. LA 01-44828-SB (Substantively Consolidated with	TO:	7/31/2008

Case Nos. LA 01-44829-SB through LA 01-44831-SB; LA 01- 44833-SB through LA 01-44836-SB; and LA 01-44841-SB)
1 Profit and Loss Statement (Accrual Basis Only)

A. Related to Business Operations
Gross Sales		$—

Costs Related to Revenues (Film Cost Amortization)
Gross Profit			—

Less: Operating Expenses
Officer Compensation	20,931

Salaries and Wages — Other Employees	11,154

Total Salaries and Wages		32,085

Employee Benefits and Pensions
Employer Payroll Taxes/Fees	1,513

Other Taxes
Total Taxes		1,513

Rent and Lease Expense (including parking)	4,845

Distribution/Delivery Expenses	394

Interest Expense
Insurance
Automobile Expense/Mileage
Utilities (incl. Phone, phone equipment, internet)
Depreciation and Amortization
Business Equipment Leases
Business Expense reimbursement
Storage Expense	636

Storage Expense	918

Supplies, Office Expenses, Photocopies, etc.	45

Bad Debts
Miscellaneous Operating Expenses	100

Total Operating Expenses		40,536

Net Gain/Loss from Business Operations			(40,536)

B. Not related to Business Operations
Income
Interest Income
Other Non-Operating Revenues		—

Gross Proceeds on Sale of Assets
Less: Original Cost of Assets plus expenses of sale
Net Gain/Loss on Sale of Assets		—

Total Non-Operating Income			—

Expenses Not Related to Business Operations
Legal and Professional Service Fees
Other Non-Operating Expenses (Board/Trustee fees)
Total Non-Operating Expenses			—

NET INCOME/(LOSS) FOR PERIOD			$(40,536)

DEBTOR IN POSSESSION OPERATING REPORT NO: 81	Page 2 of 2
2 Aging of Accounts Payable and Accounts Receivable (exclude prepetition accounts payable):

	Accounts	Accounts
	Payable	Receivable
Current Under 30 days		—
Overdue 31-60 days	—	—
Overdue 61-90 days	—
Overdue 91-120 days	—
Overdue Over 121 days	—
Due in the Future	—	864,833
TOTAL	—	864,833
3 Statement of Status of Payments to Secured Creditors and Lessors:
     No payments to Secured Creditors or Lessors were paid or payable during the reporting period.
4 Tax Liability
     No tax payments were paid or payable during the reporting period other than payroll taxes shown above.
5 Insurance Coverage

	Carrier/	Amount of	Policy	Premium Paid
	Agent Name	Coverage	Expiration Date	Through Date
Worker’s Compensation (RENEWED)	St. Paul	1,000,000	1/14/2009	1/14/2009
Commercial Property (RENEWED)	St. Paul	2,000,000	2/14/2009	2/14/2009
Errors & Omissions — Library (RENEWED)	St. Paul	3,000,000	3/3/2009	3/3/2009
6 Questions:
A.	Has the Debtor in Possession provided compensation to any officers, directors, shareholders, or other principals without the approval of the Office of the United States Trustee? ☐ Yes Explain: ☑ No
B.	Has the Debtor in Possession, subsequent to the filing of the petition, made any payments on its prepetition unsecured debt, except as authorized by the Court? ☐ Yes Explain: ☑ No
7 Statement on Unpaid Professional Fees (Postpetition Amounts Only)

Total unpaid post-petition Professional Fees during the reporting period:	$56,836.73
8 Narrative Report of Significant Events and Events out of the Ordinary Course of Business:
     None.
9 Quarterly Fees:
     Paid
I, Alice Neuhauser, declare under penalty of perjury that the information contained in the above Debtor in Possession Interim Statement is true and correct to the best of my knowledge.

Debtor in Possession